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                                                                   EXHIBIT 11.1

                EAGLE POINT SOFTWARE CORPORATION AND SUBSIDIARY

    CONSOLIDATED STATEMENT REGARDING COMPUTATION OF NET EARNINGS PER SHARE

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
                                                                                        Three Months Ended
                                                                                           September 30,
                                                                                        -------------------
                                                                                          2001      2000
                                                                                        --------- ---------
SHARES USED IN DETERMINING BASIC EARNINGS PER SHARE:
Weighted average common shares outstanding............................................. 4,632,329 4,857,709
                                                                                        ========= =========
SHARES USED IN DETERMINING DILUTED EARNINGS PER SHARE:
Weighted average common shares outstanding............................................. 4,632,329 4,857,709
Net effect of stock options based on the treasury stock method using the average market
  price during the period..............................................................         0         0
                                                                                        --------- ---------
       Total weighted average common and common equivalent shares outstanding.......... 4,632,329 4,857,709
                                                                                        ========= =========
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